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Exhibit 5.1

ROPES & GRAY LLP
PRUDENTIAL TOWER
800 BOYLSTON STREET
BOSTON, MA 02199-3600
WWW.ROPESGRAY.COM

                                  Marc Rubenstein
                                  T+1 617 951 7826
                                  F+1 617 235 0706
                                  marc.rubenstein@ropesgray.com

January 22, 2014

Acceleron Pharma Inc.
128 Sidney Street
Cambridge, MA 02139
(617) 649-9200

Ladies and Gentlemen:

        We have acted as counsel to Acceleron Pharma Inc., a Delaware corporation (the "Company") in connection with the filing of (i) a Registration Statement on Form S-1 (File No. 333-193252) (the "Initial Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and (ii) a second Registration Statement on Form S-1 filed pursuant to Rule 462(b) promulgated under the Securities Act (the "462(b) Registration Statement") relating to the registration of up to 460,000 shares (the "Securities") offered by the Company of the Company's Common Stock, $0.001 par value per share, including 60,000 Securities that may be purchased by the underwriters upon their exercise of an over-allotment option granted to the underwriters by the Company. The Securities are proposed to be sold pursuant to an underwriting agreement entered into among the Company and Citigroup Global Markets Inc. and Leerink Partners LLC, as representatives of the underwriters named therein.

        We have acted as counsel for the Company in connection with the proposed sale of the Securities. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

        The opinions expressed below are limited to the Delaware General Corporation Law.

        Based upon and subject to the foregoing, we are of the opinion that the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

        We hereby consent to your filing this opinion as an exhibit to the 462(b) Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters" in the prospectus incorporated by reference therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Sections 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,

                              /s/ Ropes & Gray LLP

                              Ropes & Gray LLP

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  Exhibit 5.1